ENTERGY ENTERPRISES, INC.           Exhibit 1
                     UNCONSOLIDATED BALANCE SHEET
                        AS OF SEPTEMBER 30, 1997
                              (UNAUDITED)


                ASSETS

  PROPERTY
  Furniture and Equipment             $    5,691,477.07
  Intangible Assets                            5,454.35
                                           ------------
       Total Property                      5,696,931.42
                                           ------------
  INVESTMENTS
  Investment in FPN                                0.00
  Investment in Entergy IS, Inc.          66,802,562.03
  Investment in EOSI                       2,511,767.77
  Investment in ENI                        4,512,855.43
                                          -------------
                                          73,827,185.23
                                          -------------
  CURRENT & ACCRUED ASSETS
  Cash                                     2,987,787.39
  Working Funds/Travel Advances              432,818.64
  Special Deposits                           227,870.29
  Temporary Cash Investments               3,776,816.48
  Accounts Receivable                         60,273.42
  Accounts Receivable -
    Associated Companies                  11,624,218.44
  Accounts Receivable -
    Customer Service                              64.54
  Accrued Interest                             1,750.00
                                          -------------
       Total Current and Accrued          19,111,599.20
                                          -------------
 Assets

  DEFERRED DEBITS
  Accumulated Deferred Income Tax-         9,214,169.93
   Fed & State
  Miscellaneous Deferred Debits           (3,776,764.88)
                                         --------------
       Total Deferred Debits               5,437,405.05
                                         --------------
            Total Assets              $  104,073,120.90
                                      =================

 These are interim financial statements prepared without notes.

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                        ENTERGY ENTERPRISES, INC.
                     UNCONSOLIDATED BALANCE SHEET
                        AS OF SEPTEMBER 30, 1997
                              (UNAUDITED)


                CAPITAL

  Common Stock                       $    57,400,000.00
  Miscellaneous Paid-in Capital          153,000,000.00
  Retained Earnings                     (123,824,358.05)
                                        ----------------
       Total Capital                      86,575,641.95
                                        ----------------
              LIABILITIES

  CURRENT & ACCRUED LIABILITIES
  Accounts Payable                         3,980,720.67
  Accounts Payable to
    Associated Companies                   3,619,858.29
  Taxes Accrued                           (1,930,174.22)
  Interest Payable                          (343,529.51)
  Tax Collections Payable                    260,803.31
  Miscellaneous Current & Accrued
    Liabilities                            8,783,727.35
                                          --------------
       Total Current & Accrued
         Liabilities                      14,371,405.89
                                          --------------
  LONG TERM LIABILITIES
  Notes Payable - Entergy Corp.            2,000,000.00
  Accum. Misc. Operating Provision         1,000,000.00
                                          --------------
       Total Current & Accrued
         Liabilities                       3,000,000.00
                                          --------------
  DEFERRED CREDITS
  Other Deferred Credits                     126,073.06
                                          --------------
       Total Deferred Credits                126,073.06
                                          --------------
       Total Liabilities                  17,497,478.95
                                          --------------
 Total Capital & Liabilities           $ 104,073,120.90
                                       =================

These are interim financial statements prepared without notes.

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                        ENTERGY ENTERPRISES, INC.
                     UNCONSOLIDATED INCOME STATEMENT
                  NINE MONTHS ENDED SEPTEMBER 30, 1997
                              (UNAUDITED)

                REVENUE

  Services Rendered Non-Associates     $      36,213.80
  Services Rendered Associates            33,341,907.26
  Equity in Earnings of Subsidiaries      (9,621,702.62)
  Interest Income                            215,819.70
  Dividend Income                             35,329.60
  Miscellaneous Income                      (279,090.04)
                                       -----------------
       Total Revenue                      23,728,477.70
                                       ----------------
               EXPENSES

  Salaries, Wages and Benefits            19,004,540.46
  Outside Services                        11,254,584.55
  Selling and Marketing Expenses           3,588,924.76
  Rent                                     2,481,324.91
  Administrative and General               7,812,658.78
  Active Development Credit               (4,166,224.33)
  Insurance                                    4,736.00
                                          --------------
       Total Administrative and           39,980,545.13
         General Expense

  Taxes Other Than Income                    223,618.35
  Depreciation and Amortization            1,383,488.05
  Amortization of EIS Organization Costs      18,920.42
  Miscellaneous Expenses                      19,734.98
                                          --------------
       Total Expenses                     41,626,306.93
                                          --------------
  Income (Loss) Before Income Taxes      (17,897,829.23)

  Income Taxes - Federal                  (2,407,687.50)
  Income Taxes - State (Benefit)            (478,226.53)
  Provision for Deferred Income
    Taxes - Federal                         (116,211.16)
  Provision for Deferred Income
    Taxes - State                            (23,082.43)
                                        ----------------
  Net Income (Loss)                      (14,872,621.61)
                                        ================

These are interim financial statements prepared without notes.

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